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                              COTENANCY AGREEMENT                  Exhibit 10.83

     THIS COTENANCY AGREEMENT (this "Agreement"), dated as of May 28, 1999 (the "Effective Date"), is made and entered into by and among COSO ENERGY DEVELOPERS, a California general partnership ("CED"), COSO POWER DEVELOPERS, a California general partnership ("CPD") and COSO FINANCE PARTNERS, a California general partnership ("CFP"; CED, CPD and CFP are occasionally referred to herein individually as a "Project Partnership" and collectively as the "Project Partnerships").

                                    Recitals

     A. The Project Partnerships and Coso Land Company, a California general partnership ("Assignor"), are parties to that certain Acquisition Agreement dated as of May 28, 1999 (the "Acquisition Agreement"), pursuant to which Assignor has agreed to assign, transfer and convey to each of the Project Partnerships an undivided one-third interest as a tenant in common in and to those certain Geothermal Resources Leases described in Exhibit "A" attached hereto (collectively, the "Leases"), issued by the United States of America acting through the Bureau of Land Management of the Department of the Interior (the "BLM"), relating to geothermal rights in real property located in the County of Inyo, State of California, which real property is also described in Exhibit "A" attached hereto (collectively, the "Leasehold Premises").

     B. To implement the assignment, transfer and conveyance of the Leases to the Project Partnerships, Assignor and the Project Partnerships have executed and delivered to the BLM Assignments of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources for each of the Leases, and, upon the BLM's approval thereof, Assignor has agreed to execute, deliver and cause to be recorded an Assignment and Assumption Agreement memorializing such assignment, transfer and conveyance in the Official Records of Inyo County, California.
Such Assignment and Assumption Agreement, together with such Assignments of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources, are collectively referred to herein as the "Lease Assignment".

     C. MidAmerican Energy Holdings Company, successor-in-interest to CalEnergy Company Inc. ("MidAmerican") was the original holder of those certain Right of Way Grants described in Exhibit "B" attached hereto (together, the "Right of Way Grants"), issued by the BLM, relating to certain rights in real property located in the County of Inyo, State of California, which real property is also described in Exhibit "B" attached hereto (together, the "Right of Way Property"). MidAmerican has assigned an undivided one-third interest in the Right of Way Grants to each of the Project Partnerships by (i) executing (along with the Project Partnerships) and delivering to the BLM Applications for Transportation and Utility Systems and Facilities on Federal Lands and associated documentation, which Applications have been approved by the BLM, and
(ii) executing and delivering to the Project Partnerships an Assignment and Assumption Agreement memorializing such assignment, which the Project Partnerships will cause to be recorded in the Official Records of Inyo County, California. Such Assignment and Assumption Agreement, together with such Applications for Transportation and Utility Systems and Facilities on Federal Lands (with associated documentation), are collectively referred to herein as the "Right of Way Assignment".

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     D.  Pursuant to the Acquisition Agreement, upon the BLM's approval of the above-described assignment of the Leases, CLC has agreed to assign, transfer and convey, to each of the Project Partnerships, an undivided one-third interest in those certain wells, equipment and other property and assets described on Exhibit "C" attached hereto, which are located on the Leasehold Premises (the "CLC Pre-Existing Assets"). Further, MidAmerican has agreed to transfer to Coso Operating Company LLC, a Delaware limited liability company ("Operator") that certain building and other property and assets described on Exhibit "D" attached hereto, which are located on the Right of Way Property (the "MidAmerican Pre-Existing Assets"), and Operator has agreed to transfer an undivided one-third interest in the MidAmerican Pre-Existing Assets to each of the Project Partnerships (such transfers from MidAmerican and from Operator, collectively, the "Operator Assignment"). The CLC Pre-Existing Assets and the MidAmerican Pre-Existing Assets are collectively referred to herein as the "Pre-Existing Assets". The documents and instruments by which the Pre-Existing Assets are being or will be transferred to Operator and/or the Project Partnerships are referred to herein as the "Asset Transfer Documents".

     E. The Project Partnerships own the following geothermal electrical generating projects (which include, without limitation, power generation facilities, related geothermal steam fields, drilling pads, exploratory, production and injection wells, pipelines, separators and other equipment (each, a "Project")), and intend to utilize the Leases, the Jointly-Owned Assets (as that term is defined below) and the Right of Way Grants (collectively, the "Cotenancy Assets") in connection with the Projects. More specifically:

          (1) CED owns the Project commonly known as the "BLM Project" (which consists of the "BLM East" and "BLM West" facilities), which is located on land in the vicinity of the Leasehold Premises, which land is leased from the BLM and is included in the Coso Known Geothermal Resource Area in the China Lake area of California (the "KGRA").

          (2) CPD owns the Project commonly known as the "Navy II Project", which is located on land in the vicinity of the Leasehold Premises, which land is utilized with the consent of the China Lake Naval Air Weapons Station, acting on behalf of the Department of the Navy (the "Navy"), and is included in the KGRA.

          (3) CFP owns the Project commonly known as the "Navy I Project", which is located on land in the vicinity of the Leasehold Premises, which land is utilized with the consent of the China Lake Naval Air Weapons Station, acting on behalf of the Navy, and is included in the KGRA.

     F. The Projects are in part operated and managed by Operator, pursuant to various contracts (the "O&M Agreements" ) with the Project Partnerships.

     G. To govern their respective rights and obligations as tenants in common in and with respect to the Cotenancy Assets and the Property (as that term is defined below), the Project Partnerships are entering into this Agreement, which shall be the Project Partnerships' expression of their intention to establish and impose mutually beneficial limitations, restrictions, covenants and conditions as equitable servitudes to provide for the proper and orderly

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ownership, operation and management of the Cotenancy Assets and of their respective Interests (as that term is defined below) therein.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Project Partnerships, and each of them, hereby agree as follows:

     1. DECLARATION OF INTENTION. The Project Partnerships hereby declare that their relationship in and to the Cotenancy Assets is and will be that of tenants in common, expressly subject, however, to the terms, conditions, limitations and requirements set forth in this Agreement. Nothing contained in this Agreement shall be deemed to constitute the Project Partnerships as partners or joint venturers. The Project Partnerships do not intend by this Agreement to create a "subdivision" under any Law (as that term is defined below).

     2. UNDIVIDED INTERESTS. Pursuant to the Lease Assignment, the Right of Way Assignment, the Operator Assignment and the Asset Transfer Documents (collectively, the "Conveyance Documents"), the Project Partnerships' fractional undivided interests (each an "Interest") in the Right of Way Grants as of the Effective Date, and in the Leases and the Pre-Existing Assets as of the date the assignment, transfer and conveyance of the same to the Project Partnerships is completed (the "Transfer Completion Date"), is and/or will be as follows:

                            Project
                            Partnership:  Interest:
                            -----------   --------

                            CED           33-1/3;

                            CPD           33-1/3; and

                            CFP           33-1/3.

Each Project Partnership's Interest shall remain as set forth above regardless of any Additional Assets (as that term is defined below) placed on the Leasehold Premises or the Right of Way Property (collectively, the "Property").

     3. TERM. The term of this Agreement shall commence on the Effective Date, and, unless sooner terminated by the consolidation of ownership of the Cotenancy Assets in a single Project Partnership, by the mutual agreement of the Project Partnerships, by expiration of the Leases or the Right of Way Grants or otherwise as provided herein, shall expire on the date which is forty (40) years thereafter. In the event that one or more of the Leases or Right of Way Grants should expire or otherwise terminate, this Agreement shall apply with respect to the remaining Leases and Right of Way Grants.

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     4.  EFFECT OF ASSIGNMENT.

         4.1. Assignment AS IS. In accepting its Interest pursuant to the Conveyance Documents, each Project Partnership accepts the Right of Way Grants and the Right of Way Property in their condition existing as of the Effective Date, and accepts the Leases and the Pre-Existing Assets in their condition existing as of the Transfer Completion Date, subject to (a) all applicable laws, statutes, ordinances, rules, regulations, decrees, policies, orders, permits, requirements, judgments, decisions, injunctions and findings of or issued by any governmental authority (collectively, "Laws") governing or regulating the use of the Cotenancy Assets, the Property or any thereof and (b) all covenants, conditions, reservations, restrictions, easements, liens, encumbrances and other matters affecting the Cotenancy Assets, the Property or any thereof.

          4.2. Tax Attributes. By entering into the Lease Assignment, the Project Partnerships intend that each Project Partnership shall have and obtain an economic interest in the geothermal resources in and under the Leasehold Premises to the extent of such Project Partnership's Plant Resource and Use Requirement (as that term is defined below), sufficient for such Project Partnership to claim, for federal and corresponding state income tax purposes,
(a) a deduction for intangible drilling and development costs incurred in the development of the Leasehold Premises and (b) depletion deductions with respect to the geothermal resources extracted by such Project Partnership. This Agreement shall be construed to effectuate, and to result in the full realization of, such intent of the Project Partnerships to the maximum degree possible.

     5.   USE OF THE LEASES, THE RIGHT OF WAY GRANTS AND THE PROPERTY.

          5.1. Use Rights. Subject to the terms and provisions of this Agreement, the Project Partnerships shall have the right to jointly use the Leases, the Right of Way Grants and the Property for any purposes permitted under the Leases, the Right of Way Grants and/or under the Exchange Agreement (as that term is defined below), so long as (a) such use is conducted in a manner that does not unreasonably hinder the exercise of or encroach upon the rights of any other Project Partnership, except to the extent permitted by such other Project Partnership, and (b) such use is subject to and shall be conducted in accordance with this Agreement and that certain (i) Service Contract N62474-79-C5382 dated October 19, 1983 between China Lake Joint Venture and the Navy, as heretofore and hereafter amended (the "Navy Agreement"), (ii) Agreement For the Calculations of Mineral Royalties/Revenues - Coso Known Geothermal Resource Area dated December 16, 1994, among the BLM, the Minerals Management Service (the "MMS") and the predecessor in interest to Operator, as heretofore and hereafter amended (the "MMS Agreement"), (iii) 1988 Plan of Utilization (P00-060-87-11), Development (P00-060-87-14) and Disposal for Lease CA-11402, CA-11383, CA-11384 and CA-11385, as amended (the "Plan of Operations") and (iv) Coso Geothermal Project Exchange Agreement dated January 11, 1994, among CFP, CPD, CED and the predecessor in interest to Operator, as heretofore and hereafter amended (the "Exchange Agreement", and, collectively with the Leases, the Right of Way Grants, the Navy Agreement, the Plan of Operations and the MMS Agreement, the "Governing Documents").



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          5.2.  Plant Resource and Use Requirement.  Notwithstanding any other provision of this Agreement, each Project Partnership shall be entitled to enter upon and use the Leasehold Premises for geothermal resource production and injection purposes if such Project Partnership determines, in its exercise of reasonable business judgement, that it has insufficient steam economically available to it from other sources. If such a determination is made, then such Project Partnership may utilize the geothermal resources on the Leasehold Premises to the extent of the geothermal resources reasonably required to be produced, or spent geothermal effluent reasonably required to be injected, in order to maximize the operation and profitability of its Project (the "Plant Resource and Use Requirement").

     6.   OWNERSHIP OF WELLS, IMPROVEMENTS AND PERSONAL PROPERTY.

          6.1 The Leasehold Premises. Except as otherwise provided in this Agreement, the Project Partnerships intend that any buildings, structures, facilities, improvements, fixtures, wells, sumps, ponds, machinery, tools, equipment or other real or personal property constructed, installed or placed upon the Leasehold Premises shall belong exclusively to the Project Partnership that paid for or funded the same. In that regard:

               6.1.1 The CED Existing Wells. The Project Partnerships acknowledge that the prior operator, on behalf of CED, drilled on the Leasehold Premises those certain production wells designated as Well 58A-18 and Well 58B-18, and installed on the Leasehold Premises certain wellhead valves, piping, pipe supports and other equipment required to transport geothermal resources from such wells to the BLM Project (collectively, the "CED Existing Wells"), all of which were paid for by CED. Except as otherwise provided in this Agreement or the Exchange Agreement, the CED Existing Wells shall belong exclusively to CED, and no other Project Partnership shall have any right, title or interest therein.

               6.1.2 Additional Assets. Except as otherwise provided in this Agreement or the Exchange Agreement, in the event that a Project Partnership pays for or funds the development, drilling, installation or construction of any additional buildings, structures, facilities, improvements, fixtures, wells (whether production, injection or exploratory), sumps, ponds, machinery, tools, equipment or any other real or personal property on the Leasehold Premises (each, an "Additional Asset"), then such Additional Asset shall belong exclusively to such Project Partnership, and no other Project Partnership shall have any right, title or interest therein. The CED Existing Wells and all the Additional Assets are individually and collectively referred to herein as the "Individually-Owned Assets").

          6.2  The Right of Way Property.   The Project Partnerships intend that
any buildings, structures, facilities, improvements, fixtures, wells, sumps, ponds, machinery, tools, equipment or other real or personal property constructed, installed or placed upon the Right of Way Property (collectively, the "Additional Right of Way Assets") shall be paid for and owned jointly by the Project Partnerships and shall be deemed to be Jointly-Owned Assets (as defined below).

          6.3 The Jointly-Owned Assets. The Pre-Existing Assets, the Additional Right of Way Assets and any other assets that are specifically designated as jointly owned, or which are deemed jointly owned by virtue of payment by all of the Project Partnerships for such assets

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pursuant to the Exchange Agreement or any other applicable document, shall be designated the "Jointly-Owned Assets", shall be jointly owned by the Project Partnerships as tenants in common, and shall be jointly used pursuant to and in accordance with this Agreement and the Governing Documents.

     7.   ACTIVITIES WITH RESPECT TO THE LEASES AND THE RIGHT OF WAY GRANTS.

          7.1. Compliance With Law and Governing Documents. Each Project Partnership shall, at its own expense, conduct its activities and operations on the Property in a safe manner, in accordance with good operating practice, and in compliance with all Laws, and in compliance with all applicable authorizations, consents, approvals, permissions, permits, franchises, licenses, waivers, exceptions or variances of, and any filings, applications and declarations submitted in order to obtain any of the same from, any governmental authority.

          7.2. Environmental Compliance.

               7.2.1. Without limiting the generality of Section 7.1 hereof, each Project Partnership shall, at its own expense, promptly comply in all material respects with all applicable environmental Laws now in effect or which may hereafter come into effect.

               7.2.2. Each Project Partnership (the "Indemnifying Project Partnership") shall indemnify, defend and hold harmless each other Project Partnership (the "Indemnified Project Partnership") from and against any and all losses, damages, liabilities, claims, judgments, liens, penalties, costs and expenses, including, without limitation, reasonable attorneys' and consultants' fees, which may be imposed upon or incurred by such Indemnified Project Partnership or asserted against such Indemnified Project Partnership by any third person or entity in connection with any violation of the provisions of
Section 7.2.1 hereof arising out of or attributable to the assets, business, operations or activities of the Indemnifying Project Partnership on or with respect to the Leases, the Right of Way Grants or the Property at any time after the Effective Date.

               7.2.3. Without in any way limiting the scope of each Project Partnerships's obligations under Section 7.2.2 hereof, each Project Partnership shall (to the extent such Project Partnership is otherwise obligated under Sections 7.2.1 or 7.2.2 hereof) be responsible for all investigations, studies, clean up, corrective action or response or remedial action required by any governmental authority now or hereafter authorized to regulate environmental or other matters or by any consent decree or court or administrative order now or hereafter applicable to such Project Partnership's use, operation or ownership of its Interest, its Plant Resource and Use Requirement or its Individually-Owned Assets, and/or such Project Partnership's use of or operations or activities on or with respect to the Leases, the Right of Way Grants or the Property or by any Law now or hereafter in effect.

               7.2.4. Each Project Partnership shall have the right (but not the obligation, unless otherwise required above) to participate in the management and control of all investigations and any environmental clean up, remediation or related activities relating to the Leases, the Right of Way Grants or the Property, as well as in any and all meetings, negotiations

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or decisions relevant to the investigation or remediation of any violation of the foregoing provisions of this Section 7.2.

               7.2.5. The Project Partnerships shall share equal responsibility for any environmental clean up, remediation or related activities relating to the waste disposal site located on BLM Lease CA-11385 and referred to in that certain Affidavit Concerning Closure of Waste Disposal Site executed on October 30, 1979 by Captain Jon R. Ives, USN and recorded on November 15, 1979 in Book 243, Page 783, Official Records of Inyo County.

          7.3. No Waste or Nuisance; Maintenance. No Project Partnership shall use or permit the use of the Leases, the Right of Way Grants or the Property in any manner that would create waste or nuisance, or that would increase the rate, or jeopardize the issuance or maintenance, of any insurance policy relating thereto. Each Project Partnership shall keep and maintain the Property and the Jointly-Owned Assets in good condition and repair and shall cause all other acts to be done which may be necessary to assure the preservation and maintenance of the Leases, the Right of Way Grants, the Property and the Jointly-Owned Assets in a manner that complies with the Governing Documents and the requirements of the BLM; provided, however, that the maintenance and repair of each Project Partnership's Individually-Owned Assets in good condition shall be that Project Partnership's sole responsibility.

          7.4. Minimization of Interference. At all times while conducting its respective operations and activities on the Property, each Project Partnership shall make reasonable efforts to minimize the impact of such operations and activities upon the other Project Partnership's use of the Leases, the Right of Way Grants and the Property.

          7.5. Liens. No Project Partnership shall cause or permit any lien or encumbrance to be levied against or attached to the Cotenancy Assets, the Property or any part thereof, whether voluntarily or involuntarily, unless agreed to by all of the Project Partnerships. Each Project Partnership shall pay, when due, all claims for labor or materials furnished to or for said Project Partnership at or for said Project Partnership's use on or in the Property, which claims are or may be secured by any mechanic's or materialmen's lien against the Cotenancy Assets, the Property, any Individually-Owned Assets, any Interest or any portion of any thereof.

          7.6. Restoration.

               7.6.1 Upon the earlier to occur of (a) the date which is ninety
(90) days after a Project Partnership permanently ceases to utilize a Lease or a Right of Way Grant and the portion of the Property affected thereby, (b) the expiration or earlier termination of this Agreement, or (c) the expiration or earlier termination of a Lease or a Right of Way Grant, each Project Partnership shall, at its sole cost and expense, in accordance with good operating practice and in compliance with Law, and in accordance with any restoration obligations set forth in the Leases, the Right of Way Grants or otherwise imposed by the BLM, (i) remove from such Lease or Right of Way Grant (or from all of the Leases and Right of Way Grants in the case of the expiration or earlier termination of this Agreement) and the portion(s) of the Property affected thereby, all such Project Partnership's Individually-Owned Assets (except wells and casings), (ii) level and fill all sump holes and mud pits and cap or plug all wells associated with such Individually-Owned Assets and (iii) demolish and remove all foundations and fix all excavations

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associated with such Individually-Owned Assets, return the applicable land surface to grade, leave such land surface safe and free from debris, and restore/revegetate such land surface to the standards imposed by the BLM.

               7.6.2 Upon the expiration or earlier termination of a Lease or Right of Way Grant, the Project Partnerships shall collectively perform all land restoration activities required on the portion of the Property to which such Lease or Right of Way Grant applies and that are associated with the Jointly-Owned Assets, and shall bear the cost thereof as provided hereinbelow.

          7.7. Insurance. From and at all times after the Effective Date, each Project Partnership shall procure and maintain in place comprehensive public liability insurance sufficient to fully protect the other Project Partnerships from and against any and all liability incident to such Project Partnership's ownership of (or of an interest in), use of and activities in connection with the Cotenancy Assets, the Property or such Project Partnership's Individually-Owned Assets, but in any event not less than one million dollars or such amount as may be required by any Lender (as that term is defined below). Each such policy of liability insurance shall name as additional insureds all of the other Project Partnerships and the Lender as their respective interests may appear, and shall include, if obtainable, a cross-liability or severability of interest endorsement insuring each insured Project Partnership against liability to each other insured Project Partnership.

          7.8. Taxes. Each Project Partnership shall pay all real and personal property taxes and assessments, general or special, levied against (a) its Interest, (b) its Individually-Owned Assets or (c) the geothermal resources used or extracted by such Project Partnership. All such taxes and assessments shall be paid before delinquency and before any fine, interest or penalty shall become due or be imposed for their non-payment.

          7.9. Communications With the BLM. Except for emergency situations, all requests, notices, correspondence and other communications from the Project Partnerships to or with the BLM relating to the Cotenancy Assets, the Property or any Individually-Owned Assets shall be directed to the BLM through the Operator.

     8. OPERATION AND MANAGEMENT. Operation and management of the Leases and the Right of Way Grants and all activities of the Project Partnerships on the Property shall be performed by the Operator in accordance with the terms of the O&M Agreements.

     9.   COSTS AND EXPENSES

          9.1. Determination and Allocation By Operator. All costs, expenses and charges associated with the Cotenancy Assets and the Property shall be allocated by the Operator to the Project Partnerships.

          9.2. Separate Expenses. Each Project Partnership shall be solely responsible for paying in a timely manner and when due all costs, expenses and charges that directly relate to its or its Project's use of or activities with respect to the Cotenancy Assets, the Property or its Individually-Owned Assets, including, without limitation, all (a) costs and expenses of extracting,

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injecting and transporting geothermal resources or spent geothermal effluent for, to or from its Project or disposing of scale and other waste products resulting from its operations (except as otherwise provided in the Exchange Agreement), (b) charges for electricity, water and other utilities and services,
(c) costs, expenses and charges associated with the development, construction, installation, erection, drilling, use, operation, maintenance, repair, alteration, reconstruction, dismantling, removal and replacement in, on or of any Individually-Owned Property (except as otherwise provided in the Exchange Agreement) and (d) royalties and other charges (except minimum royalties and Right of Way rentals payable to the BLM or the MMS, which shall be paid pursuant to Section 9.3 hereof) payable to or assessed by the BLM, the MMS, the Navy or any other entity and that are attributable to such Project Partnership's use of, activities with respect to or production of geothermal resources from the Leases or the Leasehold Premises. Notwithstanding anything to the contrary contained herein, any and all costs, expenses and charges associated with the Jointly-Owned Assets (regardless whether such costs, expenses and charges are directly related to a particular Project Partnership's use of or activities with respect to the Cotenancy Assets or the Property) shall, unless otherwise agreed upon by all of the Project Partnerships or otherwise provided for in the Exchange Agreement, be payable by each Project Partnership in proportion to its Interest.

          9.3. Common Expenses. Any and all costs, expenses and charges associated with the Cotenancy Assets or the Property that are not directly related to a particular Project Partnership's use of or activities with respect to the Cotenancy Assets or the Property as described in Section 9.2 hereof, shall, unless otherwise agreed upon by all of the Project Partnerships or otherwise provided for in the Exchange Agreement, be payable by each Project Partnership in proportion to its Interest, including, without limitation, (a) except as otherwise provided in Section 7.7 hereof, all casualty, liability and other insurance premiums and charges relating to the Cotenancy Assets or the Property, (b) except as otherwise provided in Section 7.8 hereof, all real and personal property taxes, assessments and other charges assessed against the Cotenancy Assets or the Property, (c) all costs of dealing with the BLM and (d) any minimum royalties and Right of Way rentals payable to or assessed by the BLM or the MMS that are attributable to the Cotenancy Assets or the Property. Each Project Partnership shall pay its share of such common costs, expenses and charges within thirty (30) days after its receipt of an invoice from the Operator therefor. The Operator may establish, maintain and assess the Project Partnerships for reserves, in such amounts as it shall determine, to cover any common expenses relating to the Cotenancy Assets or the Property.

          9.4. Payment. Notwithstanding the foregoing, each Project Partnership shall in any event pay all costs, expenses and charges, for which it is responsible under this Agreement (whether separate expenses under Section 9.2 hereof or common expenses under Section 9.3 hereof), (a) before any penalty for non-payment shall be assessed and (b) in a timely enough manner so that neither the Cotenancy Assets nor the Interests of the other Project Partnerships will be jeopardized or made subject to any lien or encumbrance.

          9.5. Invoices and Accounting. The Operator shall prepare invoices to the Project Partnerships and shall maintain an accounting of all costs payable and paid by each Project Partnership under Sections 9.2 and 9.3 hereof.

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     10.  DAMAGE OR DESTRUCTION; CONDEMNATION

          10.1. Damage or Destruction. The Project Partnerships shall collectively bear the risk of damage to the Property, the Jointly-Owned Assets or any part thereof, each in proportion to its Interest; except that each Project Partnership shall bear the risk of damage to or destruction of its Individually-Owned Assets. The Operator shall coordinate, manage and implement all repairs and other matters associated with any such damage or destruction.

          10.2. Condemnation. The Project Partnerships shall collectively bear the risk of a taking of the Property, the Jointly-Owned Assets or any part thereof by eminent domain, each in proportion to its Interest; except that each Project Partnership shall bear the risk of a taking of its Individually-Owned Assets. The Operator shall coordinate, manage and implement all matters associated with any such taking.

     11.  SALE OR OTHER TRANSFER OF INTERESTS; WAIVER OF PARTITION

          11.1. In General. In the circumstances set forth in this Section 11, a Project Partnership may be compelled to offer to sell, and to then sell, its Interest to one or more of the other Project Partnerships. In all such circumstances, the offeror-Project Partnership is referred to herein as the "Selling Project Partnership" and the offeree-Project Partnership or Project Partnerships are collectively referred to herein as the "Remaining Project Partnerships".

          11.2. Voluntary Sales. (a) no partial sales or other partial transfers of Interests shall be permitted except to other Project Partnerships;
(b) no Project Partnership shall be permitted to sell or otherwise transfer its Interest separately from its Individually-Owned Assets; and (c) no Project Partnership shall have the right to sell or otherwise transfer its entire Interest to any other person or entity that is not a Project Partnership, or surrender its interest in the Cotenancy Assets or any part thereof to the BLM, unless it first offers to sell such Interest to the other Project Partnerships.

                 11.2.1. The Interest which the Selling Project Partnership intends to sell, transfer or surrender shall first be offered in writing (such written offer being hereafter referred to as the "Offering Notice") to all the Remaining Project Partnerships at the stated price at which the Interest is proposed to be sold or otherwise transferred to such third person or entity and on the proposed terms thereof. The Remaining Project Partnerships, collectively and individually, shall have a period of thirty (30) days after the giving of the Offering Notice (as determined in accordance with Section 15.3 hereof) in which to accept or reject said offer (the "Offer Period").

                 11.2.2. If the Remaining Project Partnerships, or any of them, accepts the offer within the Offer Period, then the purchase and sale shall be completed as soon as reasonably possible, and all costs and expenses associated with such purchase and sale shall be borne by the Selling Project Partnership. If no Remaining Project Partnership elects, within the Offer Period, to purchase the Selling Project Partnership's Interest, then the Selling Project Partnership may (a) surrender its interest in the Cotenancy Assets or any thereof to the BLM or (b) sell or otherwise transfer its Interest to any third person or entity during the three (3) month period immediately following the expiration of the Offer Period, but not at a price lower than the proposed price or on terms more favorable to the purchaser than the proposed terms set out in the Offering Notice. After the expiration of said three (3) month period, the Selling Project Partnership's interest may not be sold, transferred or surrendered without that Interest again first being re-offered to the Remaining Project Partnerships in accordance with Section 11.2.1 hereof.

          11.3.  Other Events Constituting Offers to Sell.

                 11.3.1. Upon the occurrence of any of the following events (each, an "Offer To Sell Event"), such event shall be deemed to constitute an offer by the affected Project Partnership, or its principals or successors-in-interest, or the trustee of its estate, as the case may be (the appropriate one of which shall be deemed to be the Selling Project Partnership for purposes of this Section), to sell its entire Interest to the other Project Partnerships, or any of them, for the price determined under Section 11.3.2 hereof:

                    a.   The dissolution of such Project Partnership;

                    b. The voluntary or involuntary filing of a petition in bankruptcy or for protection under similar insolvency Laws, or any general assignment of assets for the benefit of creditors; or

                    c.   Any Default under (and as that term is defined in)
     Section 13.1 hereof.

                 11.3.2. Upon an Offer To Sell Event, the Remaining Project Partnerships, collectively or individually, shall have the right to purchase the Selling Project Partnership's Interest for an amount equal to the sum of the then-current fair market value of (a) such Interest and (b) any Individually-Owned Assets owned by the Selling Project Partnership, by giving written notice to the Selling Project Partnership within thirty (30) days after the occurrence of the Offer To Sell Event. If the Selling Project Partnership and the Remaining Project Partnerships cannot agree on such fair market value, then, within fifteen (15) days after a written demand by the Selling Project Partnership or the Remaining Partnerships, the parties shall either (i) jointly appoint an M.A.I. appraiser for the purpose of determining said fair market value or (ii) failing such joint action, each separately designate an M.A.I. appraiser. In the latter case, within five (5) days after their appointment, the designated appraisers shall jointly designate a third M.A.I. appraiser, whose determination of such Interest's and Individually-Owned Assets' fair market value shall be binding and conclusive. The failure of the Selling Project Partnership or the Remaining Partnerships to timely appoint an appraiser shall be deemed an express approval of the other party's appraiser, and such appraiser's appraisal shall determine and be the fair market value. The fees of the appraiser(s) shall be paid in equal shares by said parties.

          11.4. Notwithstanding anything contained in this Agreement, the Governing Documents or any rule of law or equity which would otherwise allow the Project Partnerships to partition or to seek or obtain a partitioning of the Cotenancy Assets, the Project Partnerships shall not have and hereby waive the right to partition all or any portion of the Cotenancy Assets, or to make application to any court or authority or to commence or prosecute any action or proceeding for partition of the Cotenancy Assets. Each Project Partnership and the Lender shall be entitled to a decree or order restraining or enjoining such partition, application, action or proceeding upon any breach of the provisions of this
Section 11.4. The Project Partnerships acknowledge and agree that they have been paid full consideration for the waiver herein provided. The Lender is hereby made a third-party beneficiary of the waiver and covenants herein provided; and the Project Partnerships agree that they will not participate in or permit any revocation, termination or amendment of such waiver or covenants without the prior written consent of the Lender.

     12. TRANSFER, TERMINATION AND AMENDMENT OF THE LEASES AND THE RIGHT OF WAY GRANTS. Except as expressly provided herein, the Cotenancy Assets or any portion thereof may be sold or otherwise transferred, or may be amended or terminated, only upon (a) the written agreement of all of the Project Partnerships and (b) approval of the Lender if such approval is required under
Section 14 hereof. Subject to Section 14 hereof, each of the Project Partnerships hereby covenants and agrees to execute all documents as may be required to effect any such approved sale, other transfer, amendment or termination. Subject to the terms and conditions of the Financing Documents (as that term is defined in the Indenture), the proceeds from any sale of the Cotenancy Assets or any specific portion thereof shall be divided among the Project Partnerships in proportion to their respective Interests; provided, however, that such division shall be equitably adjusted to take into account the fair market value (which shall be determined in a manner consistent with Section
11.3.2 hereof) of any Individually-Owned Assets existing on the Property on the date of such sale. All costs and expenses directly resulting from the sale or other transfer of the Cotenancy Assets, including, without limitation, escrow costs, title insurance premiums and documentary transfer taxes, shall be divided among the Project Partnerships in proportion to their respective Interests.

     13.  DEFAULT AND REMEDIES

          13.1. Events of Default; Default. If a Project Partnership shall fail to perform its obligations hereunder in any material respect (an "Event of Default"), then such Project Partnership shall not be in Default hereunder unless such Project Partnership shall have failed to cure such Event of Default within thirty (30) days after such Project Partnership has received written notice of such Event of Default ("Notice of Default") from a non-defaulting Project Partnership or the Operator; provided, however, that if the nature of such obligation or obligations is such that more than thirty (30) days are required, in the exercise of commercially reasonable diligence, for performance of such obligation(s), then such Project Partnership shall not be in Default if it commences such performance within such thirty (30) day period and thereafter pursues the same to completion with commercially reasonable diligence. A Project Partnership shall be in "Default" hereunder if its Event of Default is not cured within the time set forth above in this Section.

          13.2. Remedies. In addition to all other remedies permitted by Law or under this Agreement (all of which shall be cumulative), the Project Partnership or Project Partnerships, as the case may be, that is/are not in Default hereunder, shall have the right to purchase the Interest of the Project Partnership that is in Default hereunder, as provided in Section 11.3 hereof.

          13.3. Performance By Non-Defaulting Project Partnership(s). In the event that any Project Partnership fails to make any payment or perform any obligation required to be made or performed by such Project Partnership hereunder, under the Leases or under the Right of Way Grants (regardless whether the same constitutes a Default hereunder), then any other Project Partnership or the Operator shall be entitled (but not obligated) to make the required payment or perform the required obligation in fulfillment of such Project Partnership's obligations, whereupon the defaulting Project Partnership shall, upon demand, reimburse the paying or performing Project Partnership(s) or the Operator, as the case may be, for the amount of such payment and the cost of such performance.

          13.4. Specific Performance. The Project Partnerships agree that damages may be an inadequate remedy for a Default under this Agreement, the Leases or the Right of Way Grants and that each Project Partnership shall be entitled to seek injunctive and other equitable relief against any other Project Partnership to prevent or eliminate such Default.

     14.  LENDER PROTECTIONS

          14.1. The following provisions are for the benefit of the Lender, and shall be in effect while there exists any outstanding amount payable, or any performance required, under the Indenture (as that term is defined below), including, without limitation, any amount payable under the Senior Secured Notes (as that term is defined in the Indenture). Once all of the outstanding amounts payable and all performance required under the Indenture have been fully paid and performed, all references in this Agreement to the Lender shall be deemed null and void and all such provisions shall, without any further actions, have no further force and effect.

          14.2. The Lender shall have the right, but not the obligation, upon the occurrence of an Event of Default, to (a) make any payments due under this Agreement or the Governing Documents, and (b) do any other act or thing that may be necessary or appropriate to be done in the performance and observance of the terms hereof. All payments so made and all things so done and performed by the Lender shall be as effective to prevent or cure any Event of Default under this Agreement and the Governing Documents as they would have been if made, done and performed by the Project Partnerships, and each Project Partnership agrees to accept such performance, payment and cure. Each Project Partnership agrees to make all payments (if any) to be made by it to a defaulting Project Partnership directly to the Lender upon receipt of the Lender's written instructions to that effect.

          14.3. As used herein, the term (a) "Lender" means U.S. Bank Trust National Association, not in its individual capacity but solely as trustee and collateral agent pursuant to the Indenture of even date herewith (the "Indenture") among it, Caithness Coso Funding Corp., as issuer, and the Project Partnerships as borrowers and guarantors, and its agents, representatives, successors and assigns, (b) "Lender's Lien" means the hypothecation, mortgage or pledge of all or any portion of the Project Partnership Assets (as that term is defined below) to the Lender as security for the repayment of the indebtedness and performance of the obligations under the Indenture, the Guarantees or any other Financing Document (as those terms are defined in the Indenture) and (c) "Project Partnership Assets" means, collectively, a Project Partnership's right, title and interest in and under this Agreement and the Governing

Documents and in and to the Property, the Cotenancy Assets and any Individually-Owned Assets.

          14.4. Each Project Partnership agrees for the benefit of the Lender that it will not, without the prior written consent of the Lender (which consent shall be given or withheld on the basis of the documents governing the relationship between the Lender and such Project Partnership): (a) amend or modify, or take any action causing, consenting to or accepting the amendment or modification of this Agreement or the Governing Documents, if such amendment or modification would reduce the rights or remedies of the Lender hereunder or impair or reduce the security for the Lender's Lien, or (b) cancel, terminate or suspend, or take any action causing, consenting to or accepting the cancellation, termination or suspension of, this Agreement or the Governing Documents.

          14.5. Each Project Partnership shall deliver to the Lender a duplicate copy of any and all Notices of Default that it may from time to time deliver to a defaulting Project Partnership hereunder or under the Governing Documents, and such copies shall be delivered to the Lender at the same time such Notices of Default are delivered to such defaulting Project Partnership. No such Notice of Default shall be deemed to have been given to a defaulting Project Partnership hereunder unless and until a copy thereof shall have been given to the Lender.

          14.6. Upon a defaulting Project Partnership's failure to cure any Event of Default hereunder or under any Governing Document within the time provided in Section 13.1 hereof, then the Lender shall have an additional sixty
(60) days thereafter to cure such Event of Default; provided, however, that if such Event of Default cannot reasonably be cured within such additional sixty
(60) day period, then the Lender shall have such additional time to cure such Event of Default as may be reasonably necessary. Any Event of Default that cannot be cured by the Lender shall nevertheless be deemed to have been cured and remedied if (a) on or before sixty (60) days after receiving such Notice of Default, the Lender shall have acquired the defaulting Project Partnership's then-remaining Project Partnership Assets, or shall have commenced foreclosure or other appropriate proceedings for such purposes and shall be prosecuting such proceedings to completion with commercially reasonable diligence, (b) the Lender shall have fully cured within such sixty (60) day period any failure on the part of the defaulting Project Partnership to perform its monetary obligations hereunder and shall thereafter continue to perform such monetary obligations and
(c) after obtaining the defaulting Project Partnership's then-remaining Project Partnership Assets, the Lender commences performance of the obligations of the defaulting Project Partnership hereunder. All rights of the Project Partnerships to terminate this Agreement as a result of the occurrence of an Event of Default hereunder shall be expressly conditioned upon (i) the Lender having first received a copy of the Notice of Default as and when provided in
Section 14.5 hereof and (ii) the Lender having failed to cure the Event of Default or acquire possession of the defaulting Project Partnership's Project Partnership Assets or commence foreclosure or other appropriate proceedings as set forth, and within the time specified, in this Section 14.6.

          14.7. If the Lender is prohibited by any process or injunction issued by, or by reason of any action of, any court having jurisdiction over any bankruptcy, reorganization, insolvency or other debtor-relief proceeding from commencing or prosecuting foreclosure or other appropriate proceedings, then the times specified in Section 14.6 hereof for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition; provided, however, that the Lender shall have fully cured, within the time specified in Section 14.6 hereof, any failure on the part of the defaulting Project Partnership to perform its monetary obligations hereunder, and shall thereafter continue to perform such monetary obligations when and as due hereunder.

          14.8. The transfer of a defaulting Project Partnership's Project Partnership Assets or any part thereof to the Lender and/or to one or more purchasers or grantees (a) at a foreclosure sale by judicial or nonjudicial foreclosure and sale, (b) by a conveyance in lieu of foreclosure or (c) by any other assignment or conveyance, including, without limitation, by the Lender or such other purchaser(s) or grantee(s) following foreclosure and sale, or as a result of any other legal proceeding, shall not require the consent of the other Project Partnerships, and such other Project Partnerships agree that upon such foreclosure, sale, conveyance, assignment or other proceeding, they shall recognize the Lender or such other purchaser(s) or grantee(s) as the successor to the defaulting Project Partnership under this Agreement and the Governing Documents; provided, however, that, subject to Section 14.10 hereof, the Lender or such purchaser(s) or grantee(s) assumes the obligations of the defaulting Project Partnership under this Agreement, the Leases and/or the Exchange Agreement and pays all amounts in arrears due from the defaulting Project Partnership to the other Project Partnerships hereunder.

          14.9. In the event that this Agreement or the Exchange Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, or if this Agreement or the Exchange Agreement is terminated for any reason other than an Event of Default which could have been but was not cured by a Lender as provided in this Section 14, and if, within sixty (60) days after receiving notice of such rejection or termination, the Lender shall so request, then, so long as the Lender has cured any monetary default by the defaulting Project Partnership and is making commercially reasonable efforts to cure any non-monetary default by the defaulting Project Partnership as provided herein, the other Project Partnerships shall execute and deliver to the Lender or its designee one or more new agreements, which new agreement(s) shall be on the same terms and conditions as this Agreement and/or the Exchange Agreement (as the case may be), for the remaining term of this Agreement and/or the Exchange Agreement (as the case may be) before giving effect to such rejection or termination.

          14.10. The Lender or any such purchaser(s) or grantee(s) shall not have any duty, obligation or liability under this Agreement or the Governing Documents prior to the time of its entry into physical possession of a Project or its commencement of performance of a defaulting Project Partnership's obligations under this Agreement or the Governing Documents or under a new agreement entered into as provided in Section 14.9 hereof, and shall not otherwise be required to perform (or be subject to any defenses or offsets by reason of) any defaulting Project Partnership's other obligations under this Agreement or the Governing Documents that were unperformed at such time. In the event that the Lender elects to perform a defaulting Project Partnership's obligations under this Agreement and/or the Governing Documents, or to enter into a new agreement as provided in Section 14.9 hereof, then the Lender shall not have any personal liability to any Project Partnership for the performance of such obligations, and the sole recourse of such Project Partnerships in seeking the enforcement of such obligations shall be to the Lender's interest in the defaulting Project Partnership's Project Partnership Assets. In the event that the Lender assigns its interest in this Agreement, the Governing Documents or a new agreement entered into pursuant to Section 14.9 hereof to any person or entity, then the Lender shall be released from any further liability hereunder.

          14.11. The Project Partnerships shall cooperate in including herein, by suitable amendment from time to time, any provision which the Lender reasonably requests for the purpose of implementing or amending the provisions of this Section 14 or affording the Lender reasonable protection of its Lender's Lien in the event of a default by a Project Partnership; provided, however, that the Project Partnerships shall not be required to include herein any additional term or provision which materially impairs the rights of the non-defaulting Project Partnerships under this Agreement. Each of the Project Partnerships agrees to execute and deliver (and to acknowledge, if necessary for recording purposes) any document or instrument reasonably necessary to give effect to any such provision.

          14.12. Each of the Project Partnerships and the Operator shall, upon not less than ten (10) days prior written notice from a requesting Project Partnership or from the Lender, execute an estoppel certificate (a) certifying that this Agreement and the Governing Documents are in full force and effect and have not been modified, (b) certifying that to the best of such Project Partnership's knowledge there are no uncured events of default under this Agreement or the Governing Documents (or, if any such uncured events of default exist, stating with particularity the nature thereof) and (c) containing any other certifications as may reasonably be requested. Any such statements may be conclusively relied upon by the requesting Project Partnership or the Lender. The failure of a Project Partnership or the Operator to deliver such statement within such time shall be conclusive upon such Project Partnership and the Operator that (i) this Agreement and the Governing Documents are in full force and effect and have not been modified and (ii) there are no uncured events of default by any Project Partnership under this Agreement or the Governing Documents.

          14.13. Each Project Partnership agrees to have its successor under this Agreement and the Governing Documents assume in writing its obligations under this Agreement and the Governing Documents; provided, however, that nothing contained herein shall be deemed a consent by the Lender to any assignment that is prohibited, or to which the Lender may withhold its consent, under the Financing Documents (as that term is defined in the Indenture).

          14.14. At the Lender's option, this Agreement, the Governing Documents or any thereof shall be subordinated to the Lender's Lien and/or to any encumbrance now of record or recorded after the date of this Agreement. Further, at the Lender's option, the lien of any mortgage, deed of trust or security interest hereafter encumbering all or any portion of a Project Partnership's Project Partnership Assets shall be subordinated to this Agreement, the Governing Documents or any thereof, and/or to the Lender's Lien.

          14.15. All insurance and condemnation proceeds payable to the Project Partnerships under this Agreement or any of the Governing Documents as a result of damage, destruction or condemnation of any portion of the Property shall be paid to the Lender for handling in accordance with the terms of the Financing Documents. The Project Partnerships shall not enter into any settlement or adjustment relating to such proceeds without the prior written consent of the Lender.

          14.16. The Project Partnerships agree that, upon the occurrence of an event of default hereunder, under a Governing Document or under any of the Financing Documents, the Lender or a receiver shall have the right to enter, possess and use the Project Partnership Assets at such reasonable times and manner as are necessary or desirable to effectuate the remedies and enforce the rights of the Lender under the Financing Documents.

          14.17. This Agreement and the Conveyance Documents shall be binding upon the successors and assigns of the Project Partnerships and shall inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Project Partnerships and the Lender and their respective successors, transferees and assigns. Each Project Partnership agrees to confirm such continuing obligation in writing upon the reasonable request of any other Project Partnership, the Lender or their respective successors, transferees or assigns.

     15   GENERAL PROVISIONS

          15.1 Effect of This Agreement. This Agreement shall automatically attach and apply (a) to the Leases and the CLC Pre-Existing Assets at such time as the Lease Assignment is completed and (b) to the MidAmerican Pre-Existing Assets at such time as the Operator Assignment is completed, in each case without the need for any other documentation or consent by or from any party hereto; and, at such time, each Project Partnership's rights in and to all of the Cotenancy Assets, the Property and Individually-Owned Assets shall be governed by this Agreement.

          15.2 Indemnities.

               15.2.1 In addition to any other indemnities set forth herein, each Project Partnership (the "Indemnifying Project Partnership") shall indemnify, defend and hold harmless the other Project Partnerships (each, an "Indemnified Project Partnership") from and against any and all losses, damages, liabilities, claims, judgments, liens, penalties, costs and expenses, including, without limitation, reasonable attorneys' and consultants' fees, which may be imposed upon or incurred by such the Indemnified Project Partnership or asserted against such Indemnified Project Partnership by any third person or entity in connection with (a) any acts, omissions, operations or activities of the Indemnifying Project Partnership on or in connection with (i) the Cotenancy Assets or the Property or (ii) such Indemnifying Project Partnership's Individually-Owned Assets and (b) any Event of Default or Default by the Indemnifying Project Partnership in the performance of its obligations under this Agreement.

                15.2.2 The Project Partnerships acknowledge that when CLC acquired the Leases from the Los Angeles Department of Water and Power ("LADWP"), it made certain covenants and gave certain indemnities to LADWP. Without limiting the generality of the Lease Assignment, the Project Partnerships hereby agree to abide by such covenants and to assume such indemnities in proportion to their respective Interests.

          15.3 Notices. Any notices, statements, demands, correspondence or other communications required or permitted to be given hereunder shall be in writing and shall be given (a) personally, (b) by certified or registered mail, postage prepaid, return receipt requested, or (c) by overnight or other courier or delivery service, freight prepaid, (i) to the recipient Project

Partnership or Project Partnerships c/o Caithness Energy, L.L.C., 1114 Avenue of the Americas, 41st Floor, New York, New York 10036, or to such other address as a Project Partnership may from time to time designate in writing to the other Project Partnerships and the Lender and (ii) to the Lender at One California Street, Suite 400, San Francisco, California 94111, Attention: Trust Officer, or to such other address as the Lender may from time to time designate in writing to the Project Partnerships. Notices delivered by hand shall be deemed received when delivered, and notices sent by certified or registered mail or by overnight or other courier or delivery service shall be deemed received on the first to occur of: (A) two (2) days after deposit in the United States mail or with such overnight or other courier or delivery service, addressed to such address or addresses, (B) written acceptance of delivery by the recipient or (C) written rejection of delivery by the recipient.

          15.4 Third Party Beneficiaries. Except with respect to the rights of the Operator as provided herein (which Operator shall be an express third party beneficiary of the covenants contained in this Agreement, with rights and benefits under, and the ability to enforce, this Agreement), the covenants contained herein are made solely for the benefit of the parties hereto, the Lender, and their respective successors and assigns as permitted herein, and shall not be construed as having been intended to benefit any person or entity who is not a party to this Agreement.

          15.5 Attorney's Fees and Costs. If any Project Partnership institutes any legal action or other proceeding for the enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing Project Partnership or Project Partnerships in such action or proceeding shall be entitled to recover its/their reasonable attorney's fees and all its/their court and other costs.

          15.6 Amendment. Subject to Section 14 hereof, no amendment or modification of this Agreement or any provision hereof shall be effective unless in writing and signed by all of the Project Partnerships at the time of the amendment.

          15.7 Integration. This Agreement, the Conveyance Documents, the Acquisition Agreement and the Governing Documents collectively contain all agreements of the Project Partnerships with respect to the subject matter hereof, and all other prior or contemporaneous agreements, understandings, correspondence and negotiations among the Project Partnership, whether oral or written, pertaining to the subject matter of this Agreement, shall be of no further force or effect, and are superseded hereby.

          15.8 Severability. The invalidity or unenforceability of any provision hereof as determined by a court of competent jurisdiction shall in no way affect the validity and enforceability of any other provision hereof; and in the event that any part or provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, then the remaining portions of this Agreement which can be separated from the invalid, unenforceable provisions shall, nevertheless, continue in full force and effect.

          15.9 Successors and Assigns. The Cotenancy Assets, the Individually-Owned Assets and the Interests shall be held, conveyed, assigned, hypothecated, encumbered and leased, and the Property shall be used and occupied, subject to the covenants, terms and provisions set forth in this Agreement, which covenants, terms and provisions shall run with the land, and shall be binding upon and inure to the benefit of each Project Partnership and each other person and entity having any interest therein during their ownership thereof, and their respective permitted grantees, heirs, successors and assigns, and shall create privity of contract and estate among the Project Partnerships and their respective grantees, heirs, successors and assigns.

          15.10 Further Assurances; Cooperation. Each Project Partnership shall, from time to time, execute, cause to be acknowledged and deliver such documents or instruments, and provide such certificates, as any other Project Partnership may reasonably request to carry out and fulfill the transactions, and permit the exercise and performance of the rights and obligations, as are contemplated hereunder. Each Project Partnership shall cooperate with each other Project Partnership to fully effectuate the purposes and intent of this Agreement.

          15.11 Construction. This Agreement shall be subject to, governed by, and construed in accordance with the Laws of the State of California and applicable federal Law. This Agreement shall be construed equally as between the parties hereto, and shall not be construed against the party responsible for its drafting. Captions in this Agreement are inserted for convenience of reference only, and do not define, describe or limit the scope or intent of this Agreement or any of the terms hereof. No remedy or election of or by any Project Partnership hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies available hereunder, at law or in equity. As used herein, the neuter gender includes the masculine and the feminine, the singular number includes the plural, and vice versa. Time is of the essence with respect to the obligations to be performed under this Agreement. All exhibits attached hereto are hereby incorporated herein by this reference. The waiver, by any party hereto, of any covenant contained herein, shall not be deemed a continuing waiver of such covenant or of any other covenant contained herein, or of any subsequent breach by any other party hereto. No party's acceptance of a payment or performance by any other party hereto shall be deemed a waiver of any preceding breach by such other party of any provisions hereof. Any obligations referred to herein to be performed at any time after the expiration or termination of this Agreement, and all indemnities and hold harmless agreements provided herein, shall survive the expiration or earlier termination of this Agreement.

          15.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the Project Partnerships, and each of them, have executed this Agreement as of the Effective Date.

                CED:          COSO ENERGY DEVELOPERS,
                              a California general partnership

                              By:  New CHIP Company, LLC,
                                   a Delaware limited liability company,
                                   its Managing General Partner

                                   By: /s/ Christopher T. McCallion
                                       ----------------------------
                                       Christopher T. McCallion
                                       Executive Vice President

                              By:  Caithness Coso Holdings, LLC,
                                   a Delaware limited liability company,
                                   its General Partner


                                   By: /s/ Christopher T. McCallion
                                       ----------------------------
                                       Christopher T. McCallion
                                       Executive Vice President

                CPD:           COSO POWER DEVELOPERS,
                               a California general partnership

                               By:  New CTC Company, LLC,
                                    a Delaware limited liability company,
                                    its Managing General Partner

                                    By: /s/ Christopher T. McCallion
                                        ----------------------------
                                        Christopher T. McCallion
                                        Executive Vice President

                               By:  Caithness Navy II Group, LLC,
                                    a Delaware limited liability company
                                    its General Partner

                                    By: /s/ Christopher T. McCallion
                                        ----------------------------
                                        Christopher T. McCallion
                                        Executive Vice President



                       SIGNATURES CONTINUED ON NEXT PAGE

                CFP:           COSO FINANCE PARTNERS,
                               a California general partnership

                               By:  New CLOC Company, LLC,
                                    a Delaware limited liability company,
                                    its Managing General Partner

                                    By: /s/ Christopher T. McCallion
                                        ----------------------------
                                        Christopher T. McCallion
                                        Executive Vice President

                               By:  ESCA, LLC,
                                    a Delaware limited liability company,
                                    its General Partner

                                    By: /s/ Christopher T. McCallion
                                        ----------------------------
                                        Christopher T. McCallion
                                        Executive Vice President


ACCEPTANCE BY THE OPERATOR:

     Coso Operating Company LLC, a Delaware limited liability company, hereby accepts the duties and obligations of the Operator under the foregoing Cotenancy Agreement.

                               COSO OPERATING COMPANY LLC,
                               a Delaware limited liability company

                               By:  /s/ Christopher T. McCallion
                                    ----------------------------
                                    Christopher T. McCallion
                                    Executive Vice President

                                  EXHIBIT "A"

              Description of the Leases and the Leasehold Premises
              ----------------------------------------------------


1. LEASE CACA-11383:

   THAT CERTAIN GEOTHERMAL RESOURCES LEASE (SERIAL NO. CACA-11383) APPROVED ON NOVEMBER 1, 1983 BY THE BLM AND ISSUED TO THE LOS ANGELES DEPARTMENT OF WATER AND POWER, A CERTIFIED COPY OF WHICH WAS RECORDED ON OCTOBER 8, 1993 AS INSTRUMENT NO. 93-4604 OF OFFICIAL RECORDS, INCLUDING ALL MODIFICATIONS, AMENDMENTS AND ASSIGNMENTS THERETO AND THEREOF, WHICH LEASE AFFECTS THAT CERTAIN REAL PROPERTY LOCATED IN AN UNINCORPORATED AREA OF THE COUNTY OF INYO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

       PARCEL 1:

       ALL OF SECTION 32; THE NORTH HALF OF SECTION 33; THE NORTH HALF OF THE SOUTH HALF OF SECTION 33; THE SOUTH HALF OF THE SOUTHWEST QUARTER OF
       SECTION 33; AND THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 33, ALL IN TOWNSHIP 21 SOUTH, RANGE 39 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF INYO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

       EXCEPTING THEREFROM THE OIL, HYDROCARBON GAS, AND HELIUM IN SAID LAND AND THE RIGHT OF THE UNITED STATES OF AMERICA TO EXTRACT SAID OIL, HYDROCARBON GAS, AND HELIUM FROM GEOTHERMAL STEAM AND ASSOCIATED GEOTHERMAL RESOURCES PRODUCED FROM SAID LAND (30 U.S.C.A. 1025).

       PARCEL 2:

       LOTS 2, 3 AND 4 OF SECTION 4; LOTS 1 TO 4 INCLUSIVE OF SECTION 5; THE SOUTH HALF OF THE NORTH HALF OF SECTION 5; AND THE NORTH HALF OF THE SOUTH HALF OF SECTION 5, ALL IN TOWNSHIP 22 SOUTH, RANGE 39 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF INYO, STATE OF CALIFORNIA.

       EXCEPTING THEREFROM THE OIL, HYDROCARBON GAS, AND HELIUM IN SAID LAND AND THE RIGHT OF THE UNITED STATES OF AMERICA TO EXTRACT SAID OIL, HYDROCARBON GAS, AND HELIUM FROM GEOTHERMAL STEAM AND ASSOCIATED GEOTHERMAL RESOURCES PRODUCED FROM SAID LAND (30 U.S.C.A. 1025).

                                  Exhibit "A"

2. LEASE CACA-11384:

   THAT CERTAIN GEOTHERMAL RESOURCES LEASE (SERIAL NO. CACA-11384) APPROVED BY THE BLM ON FEBRUARY 1, 1982 AND ISSUED TO THE LOS ANGELES DEPARTMENT OF WATER AND POWER, WHICH LEASE WAS RECORDED ON OCTOBER 8, 1993 AS INSTRUMENT NO. 93-4605 OF OFFICIAL RECORDS, INCLUDING ALL MODIFICATIONS, AMENDMENTS AND ASSIGNMENTS THERETO AND THEREOF, WHICH LEASE AFFECTS THAT CERTAIN REAL PROPERTY LOCATED IN AN UNINCORPORATED AREA OF THE COUNTY OF INYO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

       PARCEL 1:

       THE EAST HALF OF SECTION 11; ALL OF SECTIONS 12 AND 13; AND THE EAST HALF OF SECTION 14, ALL IN TOWNSHIP 22 SOUTH, RANGE 38 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF INYO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

       EXCEPTING THEREFROM THE OIL, HYDROCARBON GAS, AND HELIUM IN SAID LAND AND THE RIGHT OF THE UNITED STATES OF AMERICA TO EXTRACT SAID OIL, HYDROCARBON GAS, AND HELIUM FROM GEOTHERMAL STEAM AND ASSOCIATED GEOTHERMAL RESOURCES PRODUCED FROM SAID LAND (30 U.S.C.A. 1025).

       PARCEL 2:

       LOTS 1 TO 4, INCLUSIVE OF SECTION 7; THE EAST HALF OF THE WEST HALF OF
       SECTION 7; LOTS 1 TO 4, INCLUSIVE OF SECTION 18; AND THE EAST HALF OF THE WEST HALF OF SECTION 18, ALL IN TOWNSHIP 22 SOUTH, RANGE 39 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF INYO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

       EXCEPTING THEREFROM THE OIL, HYDROCARBON GAS, AND HELIUM IN SAID LAND AND THE RIGHT OF THE UNITED STATES OF AMERICA TO EXTRACT SAID OIL, HYDROCARBON GAS, AND HELIUM FROM GEOTHERMAL STEAM AND ASSOCIATED GEOTHERMAL RESOURCES PRODUCED FROM SAID LAND (30 U.S.C.A. 1025).

3. LEASE CACA-11385:

   THAT CERTAIN GEOTHERMAL RESOURCES LEASE (SERIAL NO. CACA-11385) APPROVED BY THE BLM ON FEBRUARY 1, 1982 AND ISSUED TO THE LOS ANGELES DEPARTMENT OF WATER AND POWER, WHICH LEASE WAS RECORDED ON OCTOBER 8, 1993 AS INSTRUMENT NO. 93-4606 OF OFFICIAL RECORDS, INCLUDING ALL MODIFICATIONS, AMENDMENTS AND ASSIGNMENTS THERETO AND THEREOF, WHICH LEASE AFFECTS THAT CERTAIN REAL PROPERTY LOCATED IN AN

                                  Exhibit "A"

   UNINCORPORATED AREA OF THE COUNTY OF INYO, STATE OF CALIFORNIA, DESCRIBED AS
   FOLLOWS:

       PARCEL 1:

       ALL OF SECTION 36, TOWNSHIP 21 SOUTH, RANGE 38 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF INYO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

       EXCEPTING THEREFROM THE OIL, HYDROCARBON GAS, AND HELIUM IN SAID LAND AND THE RIGHT OF THE UNITED STATES OF AMERICA TO EXTRACT SAID OIL, HYDROCARBON GAS, AND HELIUM FROM GEOTHERMAL STEAM AND ASSOCIATED GEOTHERMAL RESOURCES PRODUCED FROM SAID LAND (30 U.S.C.A. 1025).

       PARCEL 2:

       LOTS 1 TO 4 INCLUSIVE, THE SOUTH HALF OF THE NORTH HALF, AND THE SOUTH HALF OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 38 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF INYO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

       EXCEPTING THEREFROM THE OIL, HYDROCARBON GAS, AND HELIUM IN SAID LAND AND THE RIGHT OF THE UNITED STATES OF AMERICA TO EXTRACT SAID OIL, HYDROCARBON GAS, AND HELIUM FROM GEOTHERMAL STEAM AND ASSOCIATED GEOTHERMAL RESOURCES PRODUCED FROM SAID LAND (30 U.S.C.A. 1025).

       PARCEL 3:

       LOTS 1 TO 4 INCLUSIVE, THE EAST HALF, AND THE EAST HALF OF THE WEST HALF OF SECTION 31, TOWNSHIP 21 SOUTH, RANGE 39 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF INYO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

       EXCEPTING THEREFROM THE OIL, HYDROCARBON GAS, AND HELIUM IN SAID LAND AND THE RIGHT OF THE UNITED STATES OF AMERICA TO EXTRACT SAID OIL, HYDROCARBON GAS, AND HELIUM FROM GEOTHERMAL STEAM AND ASSOCIATED GEOTHERMAL RESOURCES PRODUCED FROM SAID LAND (30 U.S.C.A. 1025).

       PARCEL 4:

       LOTS 1 TO 7 INCLUSIVE, THE SOUTH HALF OF THE NORTHEAST QUARTER, THE SOUTHEAST QUARTER OF THE NORTHWEST QUARTER, THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER, AND THE NORTH HALF OF THE

                                  Exhibit "A"

       SOUTHEAST QUARTER OF SECTION 6, TOWNSHIP 22 SOUTH, RANGE 39 EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF INYO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

       EXCEPTING THEREFROM THE OIL, HYDROCARBON GAS, AND HELIUM IN SAID LAND AND THE RIGHT OF THE UNITED STATES OF AMERICA TO EXTRACT SAID OIL, HYDROCARBON GAS, AND HELIUM FROM GEOTHERMAL STEAM AND ASSOCIATED GEOTHERMAL RESOURCES PRODUCED FROM SAID LAND (30 U.S.C.A. 1025).

                                  Exhibit "A"

                                  EXHIBIT "B"

      Description of the Right-of-Way Grants and the Right-of-Way Property
      --------------------------------------------------------------------


1. RIGHT-OF-WAY CACA-13510:

   THAT CERTAIN UNRECORDED RIGHT-OF-WAY GRANT (SERIAL NO. CACA-13510) APPROVED BY THE BLM ON APRIL 12, 1984 AND ISSUED TO CALIFORNIA ENERGY COMPANY, INC., INCLUDING ALL MODIFICATIONS, AMENDMENTS AND ASSIGNMENTS THERETO AND THEREOF, WHICH RIGHT-OF-WAY GRANT AFFECTS THAT CERTAIN REAL PROPERTY LOCATED IN AN UNINCORPORATED AREA OF THE COUNTY OF INYO, STATE OF CALIFORNIA, DESCRIBED AS
   FOLLOWS:

       TOWNSHIP 21 SOUTH, RANGE 37 EAST, MT. DIABLO MERIDIAN: SECTION 36, E1/2 OF THE SE1/4;

       TOWNSHIP 22 SOUTH, RANGE 37 EAST, MT. DIABLO MERIDIAN: SECTION 1, NW1/4 OF THE SW1/4; LOTS 1 AND 2 OF THE NE1/4; AND LOT 1 OF THE NW1/4; AND

       TOWNSHIP 21 SOUTH, RANGE 38 EAST, MT. DIABLO MERIDIAN: SECTION 31, LOTS 9-12, 16; SECTION 32, LOTS 1-3,5,6 AND 8; AND SECTION 33, S1/2 OF THE S1/2.


2. RIGHT-OF-WAY CACA-18885:

   THAT CERTAIN UNRECORDED RIGHT-OF-WAY GRANT (SERIAL NO. CACA-18885) APPROVED BY THE BLM ON MAY 7, 1986 AND ISSUED TO CALIFORNIA ENERGY COMPANY, INC., INCLUDING ALL MODIFICATIONS, AMENDMENTS AND ASSIGNMENTS THERETO AND THEREOF, WHICH RIGHT-OF-WAY GRANT AFFECTS THAT CERTAIN REAL PROPERTY LOCATED IN AN UNINCORPORATED AREA OF THE COUNTY OF INYO, STATE OF CALIFORNIA, DESCRIBED AS
   FOLLOWS:

       TOWNSHIP 22 SOUTH, RANGE 37 EAST, MT. DIABLO MERIDIAN: SECTION 1, LOTS 1 & 2 IN NE1/4, LOT 1 IN NW1/4, AND NW1/4SW1/4;

       TOWNSHIP 21 SOUTH, RANGE 37 EAST, MT. DIABLO MERIDIAN: SECTION 36, SE1/4SE1/4;

       TOWNSHIP 21 SOUTH, RANGE 38 EAST, MT. DIABLO MERIDIAN: SECTION 31, LOTS 13-16; SECTION 32, LOTS 1-5, 8; SECTION 33, S1/2NE1/4, NE1/4SW1/4,
       S1/2SW1/4, N1/2SE1/4; SECTION 34, N1/2SW1/4, SE1/4SW1/4 AND SW1/4SE1/4.

                                  EXHIBIT "C"
                   Description of the CLC Pre-Existing Assets
                   ------------------------------------------


   1. Well 43-7 and all associated equipment (including, without limitation, all wellhead equipment, valves, piping, pipe supports, meters, pumps and separators) located on Geothermal Resources Lease CA 11384 as of the Transfer Completion Date.

   2. Well 88-1 and all associated equipment (including, without limitation, all wellhead equipment, valves, piping, pipe supports, meters, pumps and separators) located on Geothermal Resources Lease CA 11385 as of the Transfer Completion Date.

   3. Well 66-6 and all associated equipment (including, without limitation, all wellhead equipment, valves, piping, pipe supports, meters, pumps and separators) located on Geothermal Resources Lease CA 11385 as of the Transfer Completion Date.

   4. All other wellhead equipment, valves, pipelines, pipe supports, meters, pumps, separators, casings, vessels, fencing, gates, cattleguards, signs, improvements, equipment, machinery and other real or personal property located on the Leasehold Premises as of the Transfer Completion Date (except to the extent the same constitute part of the CED Existing Wells).

                                  EXHIBIT "D"
               Description of the MidAmerican Pre-Existing Assets
               --------------------------------------------------


   1. That certain administration building constructed on the Right of Way Property, together with all equipment, machinery, fixtures, furniture, water well, warehouse/shop, pipe yard, parking areas and other real or personal property located therein or associated therewith.

   2. That certain telephone cable and related improvements located on the Right of Way Property, together with all equipment, machinery and other items associated therewith.

   3. All other wellhead equipment, valves, pipelines, pipe supports, meters, pumps, separators, casings, vessels, fencing, gates, cattleguards, signs, improvements, equipment, machinery and other real or personal property located on the Right of Way Property.